Filed pursuant to Rule 424(b)(3)
Registration No. 333-177821

Prospectus Supplement No. 2

(To Prospectus dated February 10, 2012)

25,800,000 SHARES OF COMMON STOCK

OF

TECHNEST HOLDINGS, INC.

_______________

This prospectus supplement No. 2 supplements and amends the prospectus dated February 10, 2012, as amended by prospectus supplement no. 1 dated February 16, 2012, referred to herein as the Prospectus.  This prospectus supplement includes our current report on Form 8-K dated and filed with the Securities and Exchange Commission on February 23, 2012.

This prospectus supplement should be read in conjunction with the Prospectus and prospectus supplement no. 1, which are to be delivered with this prospectus supplement.  This prospectus supplement is qualified by reference to the Prospectus as supplemented to date, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus, including any supplements and amendments thereto.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

There are significant risks associated with an investment in our securities. These risks are described under the caption “Risk Factors” beginning on page 7 of the Prospectus, as the same may be updated in prospectus supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 23, 2012.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 17, 2012

TECHNEST HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-27023	88-0357272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

352A Christopher Avenue, Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

352A Christopher Avenue, Gaithersburg, MD 20879

(Mailing Address)

(301) 767-2810

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02. Unregistered Sales of Equity Securities.

On February 21, 2012, Technest Holdings, Inc. entered into a loan agreement (the “Loan Agreement”) with Mr. Khaldoon Aljerian pursuant to which the Company entered into a convertible promissory note to borrow $100,000 (the “Note”) from Mr.  Aljerian and agreed to issue Mr. Aljerian a five-year warrant to purchase 1,000,000 shares of Technest Common Stock, par value $.001 per share (the “Warrant”) at an exercise price of $0.01 per share.  The Note bears an interest rate of 5% per annum and shall be paid on or before August 16, 2013. The entire principal amount of the Note may be converted into shares of Technest Common Stock at the election of Mr. Aljerian at any time. The number of shares into which the entire principal amount of the Note may be converted into is determined by dividing the entire principal amount of the Note outstanding by the closing bid price on the trading day immediately prior to the Company’s receipt of the conversion notice; provided that in no event shall the per share price be less than $0.01 per share. The Company has the option of paying the accrued and unpaid interest on the Note with shares of Technest Common Stock at the closing bid price immediately prior to the due date.   The Company granted piggyback registration rights for the shares of common stock underlying the warrant and the shares of common stock issuable pursuant to the Note.

The issuance and sale of the securities to Mr. Aljerian was not registered under the Securities Act of 1933, and was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, the Note and the Warrant, a copy of which is filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1 to this current report on Form 8-K, each of which are incorporated herein by reference.

Item 5.07 Submission of Matters to a vote of Security Holders

On February 17, 2012, the Company received a written consent in lieu of a meeting of the holders of the majority of the Common Stock of the Company, holding in the aggregate approximately 52.96% of the total voting power of all issued and outstanding voting capital of the Company (the “Majority Stockholders”).   The Majority Stockholders authorized (i) the change in the name of the Company from Technest Holdings, Inc. to AccelPath, Inc. (the “Name Change”); (ii) the change in the domicile of the Company from Nevada to Delaware (the “Reincorporation Merger”) and (iii) the ratification of the Technest Holdings, Inc. 2011 Equity Incentive Plan (the “Plan”).

As such, the Company plans to file a Schedule 14C to inform all shareholders of the Name Change, Reincorporation Merger and ratification of the Plan.  Additionally, the Company also intends to file the requisite Issuer Company Related Action Notification form with FINRA to properly affect the Name Change and Reincorporation Merger, as soon as practicable.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.

4.1	Technest Common Stock Warrant issued to Mr. Khaldoon Aljerian dated February 17, 2012	X
10.1	Loan Agreement dated February 17, 2012 between Technest Holdings, Inc. and Mr. Khaldoon Aljerian	X
10.2	Promissory Note dated February 17, 2012 payable to Mr. Khaldoon Aljerian	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHNEST HOLDINGS, INC.

By:	/s/ Shekhar Wadekar
Chief Executive Officer

Dated: February 23, 2012

EXHIBIT INDEX

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.

4.1	Technest Common Stock Warrant issued to Mr. Khaldoon Aljerian dated February 17, 2012	X
10.1	Loan Agreement dated February 17, 2012 between Technest Holdings, Inc. and Mr. Khaldoon Aljerian	X
10.2	Promissory Note dated February 17, 2012 payable to Mr. Khaldoon Aljerian	X

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

TECHNEST HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

This certifies that, for value received, Khaldoon A. Aljerian (the “Holder”) is entitled to subscribe for and purchase up to one million (1,000,000) shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Common Stock of  Technest Holdings, Inc., a Nevada corporation (the “Company”), at the Warrant Price (as defined in Section 2 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

As used herein, the term “Common Stock” shall mean the Company’s Common Stock, $.001 par value per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

1.

Term of Warrant.  The purchase or conversion right represented by this warrant (hereinafter the “Warrant”) is exercisable, in whole or in part at any time during the period commencing on the date hereof and continuing until the fifth anniversary hereof.

2.

Warrant Price.  The initial exercise price of this Warrant shall be equal to $0.01 per share, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof (the “Warrant Price”).

3.

Method of Exercise or Conversion; Payment; Issuance of New Warrant.

(a)

Exercise.  Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and (i) by the payment to the Company, by check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased; or (ii) by exercise of the Conversion Right under paragraph (b) below.  The Company agrees that the shares so purchased shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment (or exercise of the Conversion Right) made for such shares as aforesaid.  In the event of any exercise of this Warrant and,  in any event, certificates for the shares of stock so purchased shall be delivered promptly to the Holder hereof (and, in any event, within 15 days thereafter) and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued promptly to

1

the Holder hereof (and, in any event, within fifteen (15) days).

(b)

Conversion.  Subject to Section 1 hereof, the Holder may convert this Warrant (the “Conversion Right”), in whole or in part, into the number of shares of Common Stock of the Company calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company specifying the number of shares of Common Stock of the Company, the rights to purchase which the Holder desires to convert:

X

=

Y (A - B)

   A

where:

X

=

the number of shares of Common Stock to be issued to the Holder;

Y

=

the number of shares of Common Stock subject to this Warrant for which the Conversion Right is being exercised;

A

=

the fair market value of one share of Common Stock; and

B

=

the Warrant Price.

As used herein, the fair market value of a share of Common Stock with respect to each share of Common Stock means (a) the average of the Closing Bid Prices per share of the Common Stock on the OTC Bulletin Board or other principal stock exchange or quotation system on which the Common Stock is then listed or quoted for the five Trading Days immediately prior to the delivery of this Warrant to the Company together with the Notice of Exercise, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any stock exchange or quotation system, the average of  the Closing Bid Prices for a share of Common Stock in such other over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices for the five Trading Days immediately prior to the delivery of this Warrant to the Company together with the Notice of Exercise, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices, then the average of the "Pink Sheet" quotes as determined in good faith by the Board of Directors for the five Trading Days immediately prior to the delivery of this Warrant to the Company together with the Notice of Exercise, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. “Closing Bid Price” shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the OTC Bulletin Board or such other exchange or trading facility on which the Common Stock is traded. “Trading Day” shall mean (a) a day on which the Common Stock is traded on the OTC Bulletin Board or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

2

The Company agrees that the shares so converted shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid.  In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered promptly to the holder hereof (and, in any event, within 15 days thereafter) and, unless this Warrant has been fully converted or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been converted, shall also be issued promptly to the holder hereof (and, in any event, within fifteen (15) days).

4.

Stock Fully Paid; Reservation of Shares.  All Common Stock which may be issued upon the exercise or conversion of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

5.

Adjustment of Purchase Price and Number of Shares.  The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

(a)

Reclassification, Consolidation or Merger.  In case of any reclassification, recapitalization, reorganization or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise suc h new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, recapitalization, reorganization, change, consolidation, or merger by a holder of one share of Common Stock.  Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.  No consolidation or merger of the Company with or into another corporation referred to in the first sentence of this paragraph (a) shall be consummated unless the successor or purchasing corporation referred to above shall have agreed to issue a new Warrant as provided in this Section 5.  The provisions of this subsection (a) shall similarly apply to successive reclassification, changes, consolidations, mergers and transfers.

3

(b)

Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

(c)

Stock Dividends.  If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (b) or (c)) of, Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(d)

Cash Dividends and Distributions.  If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor, any cash, stock, other securities or property, the holder hereof shall, upon the exercise of this Warrant, receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of cash, stock, other securities and property which such holder would have received had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such cash, stock, other securities and property.

(e)

Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price pursuant to any of Sections 5 (a) through (c), the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

6.

Notice of Adjustments.  Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant at the address specified in Section 10(d) hereof, or at such other address as may be provided to the Company in writing by the holder of this Warrant.

7.

Fractional Shares.  No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall

4

make a cash payment therefor upon the basis of the Warrant Price then in effect.

8.

Compliance with the Act.  The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment for such holder’s own account and not with a view toward distribution thereof, and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof unless this Warrant has been registered under the Act and applicable state securities laws or registration under applicable state securities laws is not required and (ii) if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company is furnished to the Company to the effect that registration under the Act is not required.

9.

Transfer of Warrant. This Warrant may be transferred to or succeeded by any person; provided, however, that the Company is given prior written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned; provided, further that the transferee shall not be deemed to be a competitor of the Company.

10.

Miscellaneous.

(a)

No Rights as Shareholder.  Except as provided in the Agreement, no holder of the Warrant or Warrants shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant or Warrants shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

(b)

Replacement.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

(c)

Notice of Capital Changes.  In case:

(i)

the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

(ii)

there shall be any capital reorganization or reclassification of the capital stock of the Company (other than for purposes of a change in domicile), or

5

consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization in which the holders of the Company’s voting securities before the transaction beneficially own less than 50% of the voting securities of the surviving entity; or

(iii)

there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the holder of this Warrant written notice, in the manner set forth in subparagraph (d) below, of the date on which a record shall be taken for such dividend, or distribution or for determining stockholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be.  Such written notice shall be given at least 10 days prior to the transaction in question and not less than 10 days prior to the record date in respect thereof.

(d)

Notice.  Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the holder at its address set forth in the Company’s books and records or at such other address as the holder may have provided to the Company in writing.

(e)

Governing Law.  This Warrant shall be governed by and construed under the laws of the State of Delaware.

(f)

Issue Tax.  The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

(g)

Amendments and Waiver. Any term of this Warrant may be amended or waived only with the written consent of the Company and by the holder of the Warrant.  In the event that such required consent is obtained, such amendment or waiver shall be binding on the holder of this Warrant and such holders’ assigns.  Any such waiver of a breach of any provision of this Warrant shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Warrant.

(h)

Legend.  Certificates for shares of Common Stock delivered to the holder shall bear the following legend or a legend in substantially similar form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY

6

OTHER SECURITIES LAWS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

IN WITNESS WHEREOF, this Warrant is executed as of this 17th day of February, 2012.

Technest Holdings, Inc.

By:	/s/ Shekhar Wadekar
Name:	Shekhar Wadekar
Title: President

7

EXHIBIT 1

NOTICE OF EXERCISE

TO:

Technest Holdings, Inc.

1.

Check Box that Applies:

__

The undersigned hereby elects to purchase _________ shares of Common Stock of Technest Holdings, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

__

The undersigned hereby elects to convert the attached warrant into _________ shares of Common Stock of Technest Holdings, Inc. pursuant to the terms of the attached Warrant.

2.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

3.

The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Signature

8

LOAN AGREEMENT

This Loan Agreement (the “Agreement”), effective as of February 17, 2012 (the “Effective Date”), is entered into by and among Technest Holdings, Inc., a Nevada corporation (the “Company”); and Khaldoon A. Aljerian (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENT

WHEREAS, the Company has requested that the Lenders make loans to the Company in the aggregate principal amount of $100,000.00; and

WHEREAS, the Lenders are willing to make such loans under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and promises set forth in this Agreement, the parties hereto agree as follows:

1.  The Loans

1.1

The Loans.  Subject to the terms and conditions of this Agreement and the prior satisfaction of the conditions precedent set forth in Section 5 hereof, each Lender agrees to make loans (collectively, the “Loans” and individually a “Loan”) in an aggregate principal amount set forth opposite the name of each Lender on Exhibit A hereto (each such amount being hereinafter referred to as such Lender’s “Commitment”) to the Company at the Closing (as defined). The closing shall take place at the offices of the Company at 10:00 a.m., local time, on February 16, 2012, or at such other location, date and time as many be agreed upon between the Company and the Lenders (the “Closing”).

1.2

The Notes.  The Loans made by the Lenders shall each be evidenced by a unsecured convertible promissory note of the Company (collectively, the “Notes” and individually, a “Note”) in principal face amount of each Loan, payable to the order of each Lender and otherwise substantially in the form attached hereto as Exhibit B.

1.3

Interest.  The Company will pay interest on the unpaid principal balance of each Loan, accrued from the date such Loan is first made hereunder, until the principal amount thereof is paid in full, at a rate of 5% per annum and in accordance with such other terms specified in the Notes. Interest shall be computed on the basis of a 365-day year for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. At the option of the Company, the accrued interest shall be paid in either cash or Common Stock as provided in Section 1.4.

1.4

Principal and Interest Repayment.  Subject to Section 2, the outstanding principal balance of the Notes, together with all accrued and unpaid interest thereon, shall be payable in full on the earlier to occur of (i) August 16, 2013 [18 months from date of issuance] (the “Maturity Date”), (ii) the occurrence of an Event of Default (defined herein), or (iii) the occurrence of a Change of Control (defined herein) (collectively, the “Due Date”); provided that the Company shall extend the Maturity Date with the written consent of at least the holders of a majority of the principal amount of the Notes then outstanding (the “Majority Holders”). If the Company elects to pay the all or a portion of the accrued interest in shares of Common Stock, the number of shares of Common Stock of the Company to be issued to the Lenders shall be determined by dividing (i) the unpaid accrued interest on the Notes being converted by (ii) the Per Share Market Price (defined herein) on the Trading Day immediately prior to the Due Date; provided the Per Share Market Price shall not be less than $0.01 per share; provided further that the Company shall not elect to pay any of the accrued interest in shares of Common Stock if the Per Share Market Price on the Trading Day immediately prior to the Due Date is less than or equal to $0.005 per share.

2.  Conversion

2.1

Conversion at Option of Lender.  At the option of the Majority Holders, the entire outstanding principal amount of the Notes shall be convertible upon surrender to, and cancellation thereof by, the Company into shares of Common Stock, at any time and from time to time, from and after the issuance of the Notes determined by dividing (i) the entire outstanding principal amount of the Notes by (ii) the Per Share Market Price (defined below) on the Trading Day (defined below) immediately prior to the Company’s receipt of the Conversion Notice (defined below); provided in no event shall the Per Share Market Price be less than $0.01 per share.

2.2.

Conversion on the Event of Default or Change of Control.  If (i) an Event of Default (defined herein) has occurred and remains uncured beyond any applicable cure period, or (ii) a Change of Control has occurred, and the Majority Holders elect to convert all amounts due under the Notes, then, upon notice to the Company of such election and upon surrender to, and cancellation thereof by, the Company, the entire outstanding principal amount shall be converted into the number of shares of Common Stock of the Company determined by dividing  (i) the entire outstanding principal amount of the Notes by (ii) the Per Share Market Price on the Trading Day immediately prior to the Company’s receipt of the Conversion Notice; provided the Per Share Market Price shall not be less than $0.01 per share.

2.3

Conversion at the Option of the Company. At the option of the Company, thirty (30) days prior to the Maturity Date, the entire outstanding principal amount of the Notes shall be convertible upon surrender to, and cancellation thereof by, the Company into shares of Common Stock determined by dividing (i) the entire outstanding principal amount of the Notes by (ii) the Per Share Market Price (defined below) on the Trading Day (defined below) thirty (30) days prior to the Maturity Date; provided in no event shall the Per Share Market Price be less than $0.01 per share; provided further that the Company shall not elect to convert the entire outstanding principal amount of the Notes into shares of Common Stock if the Per Share Market Price on the Trading Day thirty (30) days prior to the Maturity Date is less than or equal to $0.005 per share.

2.4

Mechanics and Effect of Conversion.  The conversion of the outstanding principal amount of the Notes is subject to the following provisions:

(a)

A Lender shall effect a conversion by surrendering to the Company or its transfer agent the original Note(s), duly endorsed, together with a completed form of conversion notice attached hereto as Exhibit  C (the “Conversion Notice”).  If the Company is electing to convert the principal amount of the outstanding Notes pursuant to Section 2.3, the Company shall deliver to the Lender a completed Conversion Notice.  Each Conversion Notice shall specify the principal amount to be converted and once given, shall be irrevocable. Not later than five (5) Trading Days after the Company’s receipt of the Conversion Notice, as the case may be, the Company will deliver to the Lender a certificate or certificates representing the number of shares of Common Stock being issued upon the conversion of the outstanding principal amount of the Notes.  The Lender agrees that if the Company delivers a Conversion Notice, it shall surrender to the Company or its transfer agent the original Note(s), duly endorsed within five (5) Trading Days and the Company will deliver to the Lender a certificate or certificates representing the number of shares of Common Stock being issued upon the conversion of the outstanding principal amount of the Notes within five (5) Trading Days of receipt of the original Note(s).

(b)

The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of outstanding principal amount and unpaid accrued interest on the Notes, as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the Lenders, not less than 100% of such number of shares of Common Stock as shall be issuable upon the conversion of the Notes hereunder.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly and validly authorized, issued and fully paid and nonassessable.

(c)

 Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted and unless waived by the Lender, make a cash payment in respect of any final fraction of a share based on the Per Share Market Price at such time.  If the Company elects not, or is unable, to make such cash payment, the Lender shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(d)

The issuance of certificates for shares of Common Stock on conversion of the Notes shall be made without charge to the Lenders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Lender of the Notes so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(e)

Upon conversion of the Notes, the Company will be forever released from all of its obligations and liabilities under the Notes with regard to that portion of the principal amount and accrued interest being converted including, without limitation, the obligation to pay such portion of the principal amount and accrued interest.

2.5

Definitions.  For the purposes hereof, the following terms shall have the following meanings:

(a)

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

(b)

“Change of Control” shall mean any one of the following events:

(i)

the acquisition by any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934) of any amount of the Company’s Common Stock so that it holds or controls fifty percent (50%) or more of the Company’s Common Stock;

(ii)

a merger or consolidation after which fifty percent (50%) or more of the voting stock of the surviving corporation is held by persons who were not stockholders of the Company immediately prior to such merger or consolidation;

(iii)

the sale or disposition by the Company of all or substantially all of the Company’s assets to an entity in which immediately after such sale or disposition, the Company’s stockholders hold less than 50% of the combined voting power of such entity’s outstanding securities;

(iv)

such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means a member of the Board who was a member of the Board on the date of the execution of this Agreement; or

(v)

approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)

“Closing Bid Price” shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the OTC Bulletin Board or such other exchange or trading facility on which the Common Stock is traded.

(d)

“Common Stock” means the common stock, $.001 par value per share, of the Company, and stock of any other class into which such shares may hereafter have been reclassified or changed.

(e)

“Per Share Market Price” means on any particular date (a) the Closing Bid Price per share of the Common Stock on such date on the OTC Bulletin Board or other principal stock exchange or quotation system on which the Common Stock is then listed or quoted or if there is no such price on such date, then the Closing Bid Price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any stock exchange or quotation system, the Closing Bid Price for a share of Common Stock in such other over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices, then the "Pink Sheet" quotes for the relevant date, as determined in good faith by the Board of Directors, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined in good faith by the Board of Directors.

(f)

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

3.  Warrants

3.1

Issuance. Subject to the terms and conditions of this Agreement and the prior satisfaction of the conditions precedent set forth in Section 5 hereof, the Company agrees to issue and deliver warrants for the purchase of Common Stock, par value $0.001, of the Company, in substantially the form attached as Exhibit D hereto (collectively, the “Warrants” and individually, a “Warrant”), to each Lender for such number of shares of Common Stock as are set forth opposite the name of each Lender on Exhibit A hereto. The issuance of the Warrants shall take place on the Closing.

4.  Representations and Warranties

4.1

Representations and Warranties of the Company.  The Company hereby represents and warrants that:

(a)

Organization, Standing.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada, is duly qualified and authorized to do business in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects of the Company (a “Material Adverse Effect”), and has the requisite power and authority necessary to own its assets, carry on its business and enter into and perform its obligations under this Agreement, the Notes, the Warrants and all other documents, agreements or instruments entered into as defined in connection therewith (collectively, the “Loan Documents” and individually a “Loan Document”).

(b)

Corporate Authority, Etc.  The execution, delivery and performance of the Loan Documents are within the Company’s power and authority and have been duly authorized by all necessary action.  The making and performance of the Loan Documents do not and under present law will not require any consent or approval of any of the Company’s shareholders or any other person, do not and will not under present law violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company, do not violate any provision of the Company’s Articles of Incorporation or bylaws, do not and will not result in any breach of any material agreement, lease or instrument to which the Company is a party or by which the Company or any of its assets are bound and which could reasonably be expected to have a Material Adverse Effect, and do not and will not give rise to any lien or charge upon any of the Company’s assets.

(c)

Validity of Documents.  Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as the enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.  No authorization, consent, approval, license, exemption of or filing or registration with any court, governmental agency or other tribunal, or any third party is or under present law will be necessary to the validity or performance by the Company of any Loan Document.

(d)

Capitalization.  The authorized capital stock of the Company consists of (i) 495,000,000 shares of Common Stock, par value $.001 per share, of which 120,279,296 are issued and outstanding, fully paid and non-assessable and (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, 300 of which have been designated as Series E 5% Convertible Preferred Stock and are issued and outstanding, fully paid and non-assessable, with 3,850,125 shares of Preferred Stock available for future issuance.  As of the date hereof, the 300 shares of Series E 5% Convertible Preferred Stock are convertible into 6,754,173 shares of Common Stock. As of the date hereof, Technest has issued options to purchase 45,720,000 shares of Technest Common Stock under its 2011 Equity Incentive Plan (the “Technest Equity Plan”), with 4,280,000 shares of Technest Common Stock available for future grants under the Technest Equity Plan.

(e)

SEC Filings.  Each report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2009 is available on EDGAR (as such documents have since the time of their filing been amended, the “Information Documents”), which are all the documents (other than preliminary material) that the Company was required to file with the Commission since such date.  Except as disclosed to the Lenders, as of their respective dates, the Information Documents complied in all material respects with  the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to the Information Documents, and none of the Information Documents contained at the time they were filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)

Financial Statements.  Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Information Documents (the

“Technest Financials”), (i) complied as to form in all material respects with the published rules and regulations of the Securities and Exchange Commission (“SEC”) with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount) and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated (subject in the case of any unaudited financial statements to normal and recurring year-end adjustments).

4.2

Representations and Warranties of Lenders.  Each Lender represents and warrants to the Company that it:

(a) is an “accredited investor” as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

(b) is acquiring the Notes and Warrants for its own account for investment only and not with a view to the distribution or public offering thereof within the meaning of the Securities Act.

(c) understands that the Notes and Warrants are being, and the shares of the Company’s Common Stock issuable upon the conversion of the Notes and/or exercise of the Warrants (the “Conversion Shares”) will be, upon such conversion or exercise, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Notes and Warrants.

(d) understands that the Notes and Warrants have not been and are not being, and the Conversion Shares will not be, upon such conversion or exercise will not be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, (ii) the Lender shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Notes, Warrants or Conversion Shares may be sold, assigned or transferred pursuant to an exemption from such registration, or (iii) the Notes, Warrants or Conversion Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto).

(e) is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, (i) the availability of certain current public information about the Company, (ii) the resale occurring following the required holding period under Rule 144 and (iii) the number of shares being sold during any three-month period not exceeding specified limitations.

(f) if the Lender is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code), hereby represents that Lender is satisfied as to the full observance of the laws of its jurisdiction in connection with any invitation to acquire the Notes, the Warrants and the Conversion Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Notes, Warrants and Conversion Shares, (ii) any foreign exchange restrictions applicable to such issuance, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale or transfer of the Notes, the Warrants and the Conversion Shares.  The Company’s issuance and Lender’s acquisition and continued ownership of the Notes, the Warrants and the Conversion Shares will not violate any applicable securities or other laws of Lender’s jurisdiction.

(g) has received, has had ample opportunity to review and has reviewed, a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Agreement.

(h) has, in connection with such Lender’s decision to acquire the Notes and the Warrants, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein.

(i) has had an opportunity to discuss (i) the Company’s business, management and financial affairs with directors, officers and management of the Company and (ii) this investment with representatives of the Company and ask questions of them and such questions have been answered to such Lender’s full satisfaction.

(j)  if Lender is an individual, then Lender resides in the state or province identified in the address of Lender set forth on Exhibit A; if Lender is a partnership, corporation, limited liability company or other entity, then the office or offices of Lender in which its investment decision was made is located at the address or addresses of Lender set forth on Exhibit A.

(k) has the requisite power and authority, and in the case of any Lender that is a natural person, is competent, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Agreement.  The execution, delivery and performance of this Agreement by the Lender, the consummation by the Lender of the transactions contemplated hereby and the compliance by the Lender with the provisions of this Agreement have been duly authorized by all necessary action on the part of the Lender, and no other action or proceeding on the part of the Lender is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Lender and, assuming due execution and delivery by the Company, constitutes the valid and binding obligations of the Lender, enforceable against such Lender in accordance with its terms.

5.    Conditions Precedent

5.1

The Loans.  The obligation of the Lenders to make each Loan is conditioned upon the following:

(a)

Notes. With respect to each Loan set forth on Exhibit A hereto, the Lenders shall have received the Notes duly executed and delivered by the Company.

(b)

Warrants. With respect to each Loan set forth on Exhibit A hereto, the Lenders shall have received the Warrants duly executed and delivered by the Company.

(c)

No Default.  Immediately after giving effect to each Loan, no Event of Default (as defined in Section 6.1), or condition which with the giving of notice and/or passage of time, or both, would constitute an Event of Default, shall exist.

(d)

Secretary’s Certificate.  The Lenders shall have received a certificate of the secretary or assistant secretary of the Company certifying (i) as to true and correct copies of the Company’s Articles of Incorporation, bylaws and authorizing resolutions, and (ii) as to the name, title and specimen signature of the authorized officers executing this Agreement and any Note and Warrant.

6.  Default

6.1

Events of Default.  The Company shall be in default if any one or more of the following events (each an “Event of Default”) occurs:

(a)

Payments.  The Company fails to pay the principal of or interest on any Note when due and payable, or any other amount payable under any Note and such failure continues for ten (10) Business Days after receipt of written notice thereof from the Majority Holders.

(b)

Bankruptcy.  The Company generally fails to pay its debts as its debts become due, is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of ninety (90) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for the Company or any substantial part of the property of the Company is appointed, or if any such receivership or trusteeship continues undischarged for a period of ninety (90) days.

(c)

Covenants.  The Company fails to observe or perform any term, condition or covenant contained in the Loan Documents, and such failure continues for thirty (30) Business Days after receipt of written notice thereof from the holders of a majority of the principal amount of the Notes then outstanding.

(d)

Misrepresentations.  Any representation made by the Company herein shall have been incorrect in any material respect when made.

6.2

Termination upon Default.  In every event set forth in subsections 6.1(a)-(d) above, upon the written notice of the Lenders the outstanding principal amount of and any unpaid accrued interest on the Notes shall, at the option of the Majority Holders, (a) become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company or (b) be converted pursuant to Section 2.2 above. Upon the occurrence of an Event of Default, the Company hereby agrees to pay all reasonable costs which may be incurred by the Lenders in enforcing their rights under the Loan Documents.

7. Change of Control

7.1

Termination upon Change of Control. In the event of a Change of Control, upon written notice by the Company of the occurrence thereof to the Lenders, the outstanding principal amount of and any unpaid accrued interest on the Notes shall, at the option of the Majority Holders, (a) become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company or (b) be converted pursuant to Section 2.2 above.

8. Registration Right

8.1

Piggyback Registration Right. The Lenders shall be entitled to one piggyback registration statement right as more fully described in Exhibit E attached hereto.

8.  Miscellaneous

8.1

Amendments.  No amendment, modification, termination or waiver of this Agreement or any provision hereof nor any consent to any departure by the Company herefrom shall be effective unless the same is in writing and signed by each Lender and the Company and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided however that this Agreement may be amended without the consent of any of the Lenders for the inclusion of additional parties whom will make loans to the Company pursuant to the terms and conditions of this Agreement and whom shall be deemed “Lenders” hereunder.

8.2

Governing Law.  This Agreement and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the State of Delaware without regard to Delaware or federal principles of conflict of laws.

8.3

Notices.  All notices, requests, demands, directions, declarations and other communications between the Lenders and the Company provided for in this Agreement, except as otherwise expressly provided, shall be mailed by registered or certified mail, return receipt requested, or by overnight courier or telegraphed, or faxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto.  The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or fax delivered in hand, or by overnight courier be effective when sent.  Any party may change its address by a communication in accordance herewith.

8.4

Severability.  The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

8.5

Counterparts.  This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8.6

Entire Agreement.  The Loan Documents embody the entire agreement and understanding between the Company and the Lenders and supersede all prior agreements and understandings between the Company and the Lenders relating to the subject matter thereof.

8.7

Expenses.  Each party hereto shall be responsible for their own expenses incurred in connection with the preparation, execution and delivery of this Agreement and the Loan Documents and all related instruments and documents executed and delivered in connection herewith.

8.9

WAIVER OF JURY TRIAL.  THE LENDERS AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.10

Further Assurances.  The Company, at its own expense, shall do, make, execute and deliver all such additional and further acts, deeds, assurances, documents, instruments and certificates as the Lenders may reasonably require, including, without limitation, obtaining governmental and other third party consents and approvals.

8.11

Successors and Assigns.  The terms and provisions of this Agreement and the Loan Documents shall be binding upon and inure to the benefit of the Company and the Lenders and their respective successors and assigns, except that any transfer by the Lenders to a non-affiliated entity shall require the written consent of the Company.

8.12

Maximum Rate.  All agreements between the Company and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof.  If, from any circumstance whatsoever, fulfillment of any provision hereof or the Agreement at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between the Company and the Lenders.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed on the date first above written.

COMPANY:

Technest Holdings, Inc.

By:/s/ Shekhar Wadekar__________
Name: Shekhar Wadekar
Title: President

LENDERS:

By: ____/s/ Khaldoon A. Aljerian_____
Name: Khaldoon A. Aljerian
Title:
Address:	King Saud University Faculty Housing
Street 9, Villa 77
Riyadh
Kingdom of Saudi Arabia

By: ____________________________________
Name:
Title:
Address:

By: ____________________________________
Name:
Title:
Address:

By: ____________________________________
Name:
Title:
Address:

By: ______________________________
Name:
Title:
Address:

EXHIBIT A

LENDERS’ COMMITMENTS

Lender Name and Address	Commitment (US $)	Warrants (Number of Shares of Common Stock)
Khaldoon A. Aljerian	100,000.00	1,000,000

TOTAL	100,000.00	1,000,000

EXHIBIT C

NOTICE OF CONVERSION

(To be executed by the registered holder to convert the outstanding principal of the Notes dated February 17, 2012 or the Company if it is electing to convert the outstanding principal of the Notes)

The undersigned hereby elects, in accordance with the terms and conditions of the Loan Agreement dated February 17, 2012 and the Promissory Note dated February 17, 2012 (the “Note”), to convert the outstanding principal amount of the Note into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Technest Holdings, Inc. (the “Company”), as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the undersigned for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to effect conversion

Amount of principal to be converted

Number of shares of Common Stock to be issued

Applicable conversion price

Name of Holder

Address of Holder

Authorized Signature

EXHIBIT E

1.

Piggyback Registration Right

1.1 Definitions.  For purposes of this Section, the following terms shall have the meanings set forth below:

 (a) A “Blackout Event” means any of the following: (a) the possession by the Company of material information that is not ripe for disclosure in a registration statement or prospectus, as determined reasonably and in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in the Registration Statement or the prospectus constituting a part thereof would be materially detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the reasonable and good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be materially adversely affected by disclosure in a registration statement or prospectus at such time.

(b) “Included  Shares” shall mean any Registrable Shares included in a Registration.

 (c) “Registrable Shares” shall mean the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants and shares or securities issued as a result of stock split, stock dividend or reclassification of such shares.

(d) “Registration” shall mean a registration of securities under the Securities Act.

(e) “Registration Period” with respect to any Registration Statement the period commencing the effective date of the Registration Statement and ending upon withdrawal or termination of the Registration Statement.

(f) “Registration Statement” shall mean the registration statement, as amended from time to time, filed with the Commission in connection with a Registration.

1.2

Piggyback Registration. Unless the Registrable Shares can be sold under the provisions of Rule 144 of the Securities Act, if the Company shall determine to register any Common Stock under the Securities Act for sale in connection with a public offering of Common Stock (other than pursuant to an employee benefit plan or a merger, acquisition or similar transaction on Form S-8 or S-4 or their equivalent), the Company will give written notice thereof to the Lenders and will include in such Registration Statement any of the Registrable Shares which Lender may request be included by a writing delivered to the Company within five (5) Business Days after the notice given by the Company to the Lenders; provided, however, that if the offering is to be firmly underwritten, and the representative of the underwriters of the offering refuse in writing to include in the offering all of the shares of Common Stock requested by the Company and others, the shares to be included shall be allocated first to the Company and any shareholder who initiated such Registration and then among the others based on the respective number of shares of Common Stock held by such persons.  If the Company decides not to, and does not, file a Registration Statement with respect to such Registration, or after filing determines to withdraw the same before the effective date thereof, the Company will promptly so inform the Lenders, and will not be obligated to complete the registration of the Registrable Shares included therein.  The Company shall not be required to effect more than one Registration pursuant to this Section.  The Company will pay all costs and expenses of such registration other than underwriting discounts or brokerage fees or commissions in connection with the sale of the Included Shares and fees and costs of accountants, attorneys or others retained by Lender.

1.3

Certain Covenants. In connection with any Registration:

(a)

At least three Business Days prior to the filing with the Commission of the Registration Statement (or any amendment thereto) or the prospectus forming a part thereof (or any supplement thereto), the Company shall provide draft copies thereof to the participating Lenders and shall consider incorporating into such documents such comments as the participating Lenders (and its counsel) may propose to be incorporated therein.  Notwithstanding the foregoing, no prospectus supplement, the form of which has previously been provided to the participating Lenders, need be delivered in draft form to Lender.

(b)

The Company shall promptly notify the participating Lenders upon the occurrence of any of the following events in respect of the Registration Statement or the prospectus forming a part thereof: (i) the receipt of any request for additional information from the Commission or any other federal or state governmental authority, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iii) the receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)

The Company shall furnish to Lender with respect to the Included Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as Lender may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Included Shares by Lender pursuant to the Registration Statement.

(d)

The Company shall bear and pay all expenses incurred by it and Lender (other than underwriting discounts, brokerage fees and commissions and fees and expenses of more than one law firm) in connection with the registration of the Included Shares pursuant to the Registration Statement.

(e)

 As a condition to including Registrable Shares in a Registration Statement, Lender must provide to the Company such information regarding itself, the Registrable Shares held by it and the intended method of distribution of such Shares as shall be required to effect the registration of the Registrable Shares and, if the offering is being underwritten, Lender must provide such powers of attorney, indemnities and other documents as may be reasonably requested by the managing underwriter including but not limited to an underwriting agreement.

(f)

Following the effectiveness of the Registration Statement, upon receipt from the Company of a notice that the Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, Lender will immediately discontinue disposition of Included Shares pursuant to the Registration Statement until the Company notifies Lender that it may resume sales of Included Shares and, if necessary, provides to Lender copies of the supplemental or amended prospectus.

1.4

Blackout Event.  The Company shall not be obligated to file a post-effective amendment or supplement to the Registration Statement or the prospectus constituting a part thereof during the continuance of a Blackout Event; provided, however, that no Blackout Event may be deemed to exist for more than 90 days.  Without the express written consent of Lender, if required to permit the continued sale of the Included Shares by Lender, a post-effective amendment or supplement to Registration Statement or the prospectus constituting a part thereof must be filed no later than the 91st day following commencement of a Blackout Event.

1.5

Indemnification by the Company.  The Company agrees to indemnify and hold harmless Lender, and its officers, directors and agents, and each person, if any, who controls Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by (i) any violation or alleged violation by the Company of the Securities Act, Exchange Act, any state Securities laws or any rule or regulation promulgated under the Securities Act, Exchange Act or any state Securities laws, (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Included Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or (iii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by Lender or on Lender’s behalf expressly for use therein.

1.6

Indemnification by Lender.  Lender agrees to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to Lender, but only with respect to information furnished in writing by Lender or on Lender’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus.

1.7

Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent (and only to the extent that) that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties (including in the case of Lender, all of its officers, directors and controlling persons) and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, the Indemnified Parties shall designate such firm in writing to the Indemnifying Party.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

1.8

Contribution.  To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under this Section to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where a party would not have been liable for indemnification under this Section and (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

CONVERTIBLE PROMISSORY NOTE

$100,000.00	Gaithersburg, Maryland	February 17, 2012

1.

FOR VALUE RECEIVED, the undersigned, Technest Holdings, Inc., a Nevada corporation (the “Maker”), hereby promises to pay to the order of Khaldoon Aljerian (the “Payee”), on August 16, 2013  (the “Maturity Date”) or as otherwise set forth in Section 1.4 of that certain Loan Agreement (as defined below), in lawful money of the United States of America, the principal amount of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), together with interest on the unpaid balance of said principal amount from time to time remaining outstanding, from the date hereof until maturity (howsoever such maturity shall occur), in like money, at said office, at a rate per annum equal to the Interest Rate and in accordance with that certain Loan Agreement (as defined below).

2.

Interest.  The Maker shall pay interest on the unpaid principal amount of this Note from its date of issuance until this Note is paid in full. This Note shall bear interest at the rate of 5% per annum from the date of issuance until paid in full (the “Interest Rate”).  Interest shall accrue and be payable on the Due Date.  Interest on this Note shall be computed on the basis of  a 365-day year for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. The Maker shall have the option to pay the accrued interest in shares of Common Stock as set forth in Section 1.4 of the Loan Agreement.

3.

Conversion. The Payee and the Maker shall have the right to convert the outstanding principal amount of this Note in accordance with Section 2 of the Loan Agreement.  The mechanics and effect of such conversion are set forth in Section 2.4 of the Loan Agreement.

4.

 Voluntary Prepayment.  Upon not less than two Business Day’s notice to the Payee, the Maker may prepay, without premium or penalty thereon, the unpaid principal amount of this Note, in whole or in part, together with accrued interest hereon to the date of such prepayment on the principal amount prepaid.

5.

 Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

Maker shall fail to pay timely when due, the principal of, or accrued unpaid interest on, this Note or any other of the obligations hereunder and such failure continues for ten (10) Business Days after receipt of written notice thereof from the Majority Holders; or

Maker shall breach any representation made by Maker in any statement furnished concurrently herewith or hereafter to Payee by or on behalf of Maker; or

There exists an Event of Default as defined in Section 6.1 of the Loan Agreement;

Upon the happening of any Event of Default, the Majority Holders, at their option, upon written notice to Maker, may declare the unpaid principal portion of this Note and all accrued, earned

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and unpaid interest on this Note to be forthwith due and payable, whereupon the said portion of this Note and all accrued, earned and unpaid interest shall become due and  payable by Maker without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, or any other notice of any kind (other than notice of acceleration of maturity) to Maker or any other person liable hereon or with respect hereto, all of which are expressly waived by Maker and each other Person liable hereon or with respect hereto, anything contained herein or in any document or instrument to the contrary notwithstanding; provided however that if elected by the Majority Holders, the Payee may converted the outstanding principal amount of and the accrued, earned and unpaid interest on the Note pursuant to Section 2.2 of the Loan Agreement.

6.

Change of Control. In the event of a Change of Control, upon written notice by the Maker of the occurrence thereof to the Payee, the outstanding principal amount of and any unpaid accrued interest on this Note shall, at the option of the Majority Holders, (a) become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker or (b) be converted pursuant to Section 2.2 of the Loan Agreement.

7.

Limitation on Interest.  The Maker and the Payee and the holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law.  Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate of permitted to be charged under applicable law, and neither the Maker nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this Section 6 shall control over any contrary provision of this Note.

8.

Certain Waivers.  Maker waives demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this Note and further agrees that it will not be necessary for any holder hereof, to enforce payment of this Note, to consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

9.

Replacement of Note.  Upon receipt of the Maker of evidence reasonably satisfactory to it of ownership of and the loss, theft, destruction or mutilation of this Note, and (a) in the case of loss, theft or destruction thereof, delivery of an indemnity reasonably satisfactory to the Maker; or (b) in the case of mutilation, upon surrender and cancellation this Note, the Maker, at its own expense, shall execute and deliver a new Note, dated and bearing interest from the date to which interest shall have been paid on this lost, stolen, destroyed or mutilated Note or dated the date of this lost, stolen, destroyed or mutilated Note if no interest shall have been paid hereon.

10.

 Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware.

11.

Amendments.  Neither this Note nor any of its provisions may be changed, waived or modified without the written consent of the Payee and the Maker.

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12.

Successors. This Note shall be a binding obligation of any successor of the Maker.

13.

Defined Terms.  The terms set forth below shall have the meanings assigned to such terms as used in this Note:

“Common Stock” means Common Stock, $.001 par value, of the Maker.

 “Loan Agreement” shall mean that certain Loan Agreement dated as of February 17, 2012 by and among the Maker and Khaldoon A. Aljerian.

Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

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EXECUTED AND EFFECTIVE as of the day and year first above written.

MAKER:

Technest Holdings, Inc.

By:	______/s/ Shekhar Wadekar________
Name: Shekhar Wadekar
Title: President

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